     As filed with the Securities and Exchange Commission on July 18, 2001
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                                 ACCENTURE LTD
             (Exact Name of Registrant as Specified in its Charter)


           Bermuda                                         98-0341111
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)

                                  Cedar House
                                41 Cedar Avenue
                            Hamilton HM12, Bermuda
                                (441) 296-8262
   (Address, including zip code, of Registrant's principal executive office)

                    ---------------------------------------

                    Accenture Ltd 2001 Share Incentive Plan
                Accenture Ltd 2001 Employee Share Purchase Plan
                          (Full titles of the Plans)

                              -------------------

                              Douglas G. Scrivner
                                 Accenture Ltd
                              1661 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 213-2000
(Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                  ----------

                                  Copies to:
                                 John B. Tehan
                               Alan D. Schnitzer
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                         New York, New York 10017-3954
                                (212) 455-2000

                        CALCULATION OF REGISTRATION FEE

           Title of Securities to be Registered              Amount to be      Proposed Maximum     Proposed Maximum     Amount of
                                                              Registered      Offering Price Per   Aggregate Offering   Registration
                                                                                    Share                 Price              Fee
====================================================================================================================================
Class A Common Shares, $0.0000225 par value per share        450,000,000 (1)         (2)                   (2)            $1.00 (2)
====================================================================================================================================

(1) Represents 375,000,000 shares reserved for issuance pursuant to the Registrant's 2001 Share Incentive Plan and 75,000,000 shares reserved for issuance pursuant to the Registrant's 2001 Employee Share Purchase Plan.

    In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also relates to an indeterminate amount of additional Class A common shares that may be issued pursuant to anti-dilution and adjustment provisions of the above-named plans.

(2) Pursuant to Rule 457(h) under the Securities Act, this computation is based on the book value of the Class A common shares, par value $0.0000225 per share, of the Registrant as of May 31, 2001. The book value per share as of such date was less than $0.00. Accordingly, there is no registration fee payable.

                                     PART I

     All information required by Part II to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Accenture Ltd (the "Company" or "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

     1. The Registrant's prospectus to be filed on or about July 19, 2001 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed (File No. 333-59194).

     2. The description of the Company's share capital contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12(b) of the Exchange Act on June 25, 2001 (File No. 001-16565), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     The Class A common shares are registered under Section 12(b) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The bye-laws of the Registrant provide for indemnification of the Registrant's officers and directors against all liabilities, loss, damage or expense incurred or suffered by such party as an officer or director of the Registrant; provided that such indemnification shall not extend to any matter which would render it void pursuant to the Companies Act 1981 of Bermuda.

     The Companies Act provides that a Bermuda company may indemnify its directors and officers in respect of any loss arising or liability attaching to them as a result of any negligence, default or breach of trust of which they may have been guilty in relation to the company in question. However, the Companies Act also provides that any provision, whether contained in the company's bye-laws or in a contract or arrangement between the company and the director or officer, indemnifying a director or officer against any liability which would attach to him in respect of his fraud or dishonesty will be void.

     The directors and officers of the Registrant are covered by directors' and officers' insurance policies maintained by the Registrant.

Item 7.  Exemption from Registration Claimed.

     None.

Item 8.  Exhibits.

     3.1 Memorandum of Continuance of the Registrant, dated February 21, 2001 incorporated by reference to Exhibit 3.1 to the Registration Statement (File No. 333-59194) on Form S-1 of the Registrant
     3.2 Bye-laws of the Registrant incorporated by reference to Exhibit 3.2 to the Registration Statement (File No. 333-59194) on Form S-1 of the Registrant
     5.1 Opinion of Appleby Spurling & Kempe with respect to legality of securities being registered hereunder (filed herewith)
     10.1 2001 Share Incentive Plan of the Registrant incorporated by reference to Exhibit 10.3 to the Registration Statement (File No. 333-59194) on Form S-1 of the Registrant
     10.2 2001 Employee Share Purchase Plan of the Registrant incorporated by reference to Exhibit 10.4 to the Registration Statement (File No. 333-59194) on Form S-1 of the Registrant
     23.1 Consent of PricewaterhouseCoopers LLP (filed herewith)
     23.2 Consent of Appleby Spurling & Kempe (included in Exhibit 5.1 filed herewith)
     24.1 Power of Attorney (contained in the signature pages to this Registration Statement)

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on July 18, 2001.

                              ACCENTURE LTD

                              By: /s/ Joe W. Forehand
                                  ---------------------------------------
                                  Name: Joe W. Forehand
                                  Title: Chief Executive Officer and Chairman of
                                         the Board


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joe W. Forehand, Harry L. You and Douglas G. Scrivner and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments, supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities regulatory body, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

             Signature                                  Title                              Date
             ---------                                  -----                              ----
/s/ Joe W. Forehand                   Chief Executive Officer and Chairman of              July 18, 2001
------------------------------------  the Board (principal executive officer)
  Joe W. Forehand

/s/ Stephan A. James                  Chief Operating Officer and Director                 July 18, 2001
------------------------------------
  Stephan A. James

/s/ Karl-Heinz Flother                Managing Partner - Financial Services                July 18, 2001
------------------------------------  Global Market Unit and Director
  Karl-Heinz Flother

             Signature                                  Title                              Date
             ---------                                  -----                              ----
/s/ Joel P. Friedman                  Director                                             July 18, 2001
------------------------------------
  Joel P. Friedman

/s/ William D. Green                  Managing Partner - Communications & High             July 18, 2001
------------------------------------  Tech Global Market Unit and Director
  William D. Green

/s/ Masakatsu Mori                                                                         July 18, 2001
------------------------------------  Director
 Masakatsu Mori

/s/ Diego Visconti                    Director                                             July 18, 2001
------------------------------------
 Diego Visconti

/s/ Jackson L. Wilson, Jr.            Corporate Development Officer, Managing              July 18, 2001
------------------------------------  General Partner - Accenture Technology
 Jackson L. Wilson, Jr.               Ventures and Director

/s/ Harry L. You                      Chief Financial Officer (principal                   July 18, 2001
------------------------------------  financial and accounting officer)
 Harry L. You

                               INDEX TO EXHIBITS

Exhibit
Number                           Description

3.1 Memorandum of Continuance of the Registrant, dated February 21, 2001, incorporated by reference to
              Exhibit 3.1 to the Registration Statement (File No. 333-59194) on Form S-1 of the Registrant
3.2 Bye-laws of the Registrant incorporated by reference to Exhibit 3.1 to the Registration Statement (File
              No. 333-59194) on Form S-1 of the Registrant
5.1 Opinion of Appleby Spurling & Kempe with respect to legality of securities being registered hereunder (filed herewith)
10.1 2001 Share Incentive Plan of the Registrant incorporated by reference to Exhibit 10.3 to the Registration Statement (File No. 333-59154) on Form S-1 of the Registrant
10.2 2001 Employee Share Purchase Plan of the Registrant incorporated by reference to Exhibit 10.4 to the Registration Statement (File No. 333-59154) on Form S-1 of the Registrant
23.1          Consent of PricewaterhouseCoopers LLP (filed herewith)
23.2          Consent of Appleby Spurling & Kempe (included in
              Exhibit 5.1 filed herewith)
24.1 Power of Attorney (contained in the signature pages to this Registration Statement)